SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 15, 2004

FENTURA FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or other Jurisdiction of incorporation)	000-23550 (Commission File No.)	38-2806518 (IRS Employer Identification No.)

175 North Leroy Street, P. O. Box 725, Fenton, MI 48430-0725
(Address of principal Executive Offices including Zip Code)

Registrant’s telephone number, including area code: (810) 629-2263

Item 2.   Acquisition or Disposition of Assets.

        Pursuant to an Agreement and Plan of Merger dated as of October 14, 2003, as amended February 26, 2004 (the “Merger Agreement”), Fentura Financial, Inc. (“Fentura”) acquired West Michigan Financial Corporation, the bank holding company for West Michigan Community Bank. West Michigan Community Bank is a Michigan banking corporation headquartered in Hudsonville, Michigan. WMFC Acquisition Subsidiary, Inc., a newly formed subsidiary of Fentura, was merged into West Michigan Financial Corporation as of March 15, 2004 (the “Merger”). As a result of the Merger, all of the common stock of West Michigan Financial Corporation was converted into the right to receive cash. Following the Merger, West Michigan Financial Corporation will be merged into Fentura. As a result of the Merger, Fentura now owns West Michigan Community Bank and its subsidiaries.

        The total consideration paid by Fentura to the shareholders and option holders of West Michigan Financial Corporation consisted of $12,922,950 in cash. The source of these funds was cash and cash equivalents of Fentura, including the proceeds from the $12 million private placement of floating rate trust preferred securities by Fentura Financial Capital Trust I which was completed in the fourth quarter of 2003.

        Pursuant to the Merger Agreement, each share of West Michigan Financial Corporation common stock, $1.00 par value per share that was outstanding immediately before the effective time of the Merger was converted into the right to receive $336 per share in cash, without interest. Each outstanding stock option of West Michigan Financial Corporation was converted into the right to receive cash in an amount equal to the difference between $336 and the exercise price per share under the option, multiplied by the total number of shares of West Michigan Financial Corporation that could be acquired upon exercise of such option. The consideration paid by Fentura was determined by the boards of directors of the parties through arms-length negotiations. Each share of Fentura common stock that was outstanding immediately before the effective time of the Merger remains outstanding after the Merger.

        The transaction was accounted for as a purchase.

Item 7.   Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The following financial statements of West Michigan Financial Corporation are filed as part of this report:

(1) The audited Consolidated Financial Statements of West Michigan Financial Corporation, including the Notes thereto, and the Independent Auditors’ Report dated March 3, 2003, are included in Exhibit 99.2 hereto and incorporated herein.

(b) Pro Forma Financial Information. The following Unaudited Pro Forma Condensed Combined Financial Statements of Fentura Financial, Inc. are filed as part of this Report as Exhibit 99.3 hereto and incorporated herein:

1

(1) Introduction to Unaudited Pro Forma Condensed Combined Financial Statements.

(2) Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2003.

(3) Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2003.

(4) Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Income.

(c) Exhibits. The following exhibits are furnished with or incorporated by reference into this Current Report:

Exhibit 2.1*	Agreement and Plan of Merger between West Michigan Financial Corporation and Fentura Financial, Inc., dated as of October 14, 2003.

Exhibit 2.2*	First Amendment to Agreement and Plan of Merger, dated February 26, 2004.

Exhibit 23.1	Consent of Plante & Moran, PLLC.

Exhibit 99.1*	Fentura Financial, Inc. Press Release dated March 15, 2004.

Exhibit 99.2	West Michigan Financial Corporation Financial Statements.

Exhibit 99.3	Unaudited Pro Forma Condensed Combined Financial Statements.

*Previously filed

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. By: /s/ Douglas Kelley —————————————— Douglas Kelley Chief Financial Officer

Date: _____________, 2004

3

EXHIBIT INDEX

Exhibit 2.1*	Agreement and Plan of Merger between West Michigan Financial Corporation and Fentura Financial, Inc., dated as of October 14, 2003 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated March 15, 2004)

Exhibit 2.2*	First Amendment to Agreement and Plan of Merger, dated February 26, 2004 (Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K dated march 15, 2004).

Exhibit 23	Consent of Plante & Moran, PLLC.

Exhibit 99.1*	Fentura Financial, Inc. Press Release dated March 15, 2004.

Exhibit 99.2	West Michigan Financial Corporation Financial Statements.

Exhibit 99.3	Unaudited Pro Forma Condensed Combined Financial Statements.

*Previously filed

PLANTE & MORAN, PLLC

EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference of our report dated March 3, 2004, related to our audit of the 2003 financial statements of West Michigan Financial Corporation into the Form S-3D of Fentura Financial, Inc. (File No. 333-75194).

/s/ PLANTE & MORAN, PLLC PLANTE & MORAN, PLLC

Kalamazoo, Michigan
May 6, 2004

23-1

EXHIBIT 99.2

West Michigan Financial Corporation and Subsidiary

Consolidated Financial Report

December 31, 2003

99.2-1

Independent Auditor’s Report

Board of Directors
West Michigan Financial Corporation

We have audited the accompanying consolidated balance sheet of West Michigan Financial Corporation and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statement of operations, statements of changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of West Michigan Financial Corporation and Subsidiary as of December 31, 2003 and 2002, and the consolidated statement of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ PLANTE & MORAN, PLLC

March 3, 2004

99.2-2

West Michigan Financial Corporation and Subsidiary

Consolidated Balance Sheet

	December 31

	2003	2002

Assets
Cash and cash equivalents (Note 2)	$4,084,378	$3,328,960
Securities available for sale (Note 3)	27,202,364	18,909,080
Securities held to maturity (Note 3)	31,631	55,470
Other securities (Note 3)	1,301,550	1,253,250
Loans, net (Note 4)	93,446,589	88,715,760
Loans held for sale	859,520	8,317,485
Bank premises and equipment (Note 5)	4,410,569	4,753,132
Deferred income taxes (Note 9)	576,500	240,000
Accrued interest receivable and other assets (Note 10)	1,121,528	1,035,743

Total assets	$133,034,629	$126,608,880

Liabilities and Stockholders' Equity
Liabilities
Deposits
Interest bearing (Note 6)	$84,179,806	$79,048,835
Non-interest bearing	12,816,993	14,208,035

Total deposits	96,996,799	93,256,870

Federal funds purchased	2,379,266	2,100,000
Notes payable (Note 8)	4,780,000	4,310,000
FHLB advances payable (Note 7)	23,000,000	21,000,000
Accrued interest, taxes and other liabilities (Note 10)	1,224,609	551,362

Total liabilities	128,380,674	121,218,232

Stockholders' Equity (Notes 13, 14, and 15)
Common stock - No par value, $5 stated value
Authorized - 50,000 shares
Issued and outstanding - 38,029 shares in 2003 and 2002	190,145	190,145
Surplus	1,283,071	1,283,071
Retained earnings	3,251,605	3,710,309
Accumulated other comprehensive income (loss)	(70,866)	207,123

Total stockholders' equity	4,653,955	5,390,648

Total liabilities and stockholders' equity	$133,034,629	$126,608,880

See Notes to Consolidated Financial Statements.

99.2-3

West Michigan Financial Corporation and Subsidiary

Consolidated Statement of Operations

	Year Ended December 31

	2003	2002

Interest Income
Loans	$6,027,917	$6,852,180
Securities:
Taxable	704,186	729,303
Non-taxable	135,823	74,693
Federal funds sold	27,669	4,708

Total interest income	6,895,595	7,660,884

Interest Expense
Deposits	1,621,002	2,135,034
Federal funds purchased	6,495	18,491
Borrowings	957,020	1,143,629

Total interest expense	2,584,517	3,297,154

Net Interest Income	4,311,078	4,363,730

Provision for Loan Losses (Note 4)	1,145,000	1,165,000

Net Interest Income - After provision
for loan losses	3,166,078	3,198,730

Other Operating Income
Service charges on deposit accounts	253,268	268,268
Gains on sale of available for sale securities	108,064	95,801
Gain on sale of loans held for sale	931,582	608,851
Other	580,402	786,150

Total other operating income	1,873,316	1,759,070

Other Operating Expenses
Salaries and employee benefits (Note 10)	3,347,431	2,863,573
Net occupancy expenses	956,010	852,273
Other	1,326,432	1,158,128

Total other operating expenses	5,629,873	4,873,974

Income (Loss) Before Income Taxes	(590,479)	83,826

Provision (Credit) for Income Taxes (Note 9)	(188,819)	25,987

Net Income (Loss)	$(401,660)	$57,839

Basic Earnings (Loss) Per Share (Note 1)	$(10.56)	$1.52

Diluted Earnings (Loss) Per Share (Note 1)	$(10.56)	$1.52

See Notes to Consolidated Financial Statements.

99.2-4

West Michigan Financial Corporation and Subsidiary

Consolidated Statement of Changes in
Stockholders’ Equity

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

Balance - January 1, 2002 (Unaudited)	$190,145	$1,283,071	$3,766,557	$73,412	$5,313,185

Comprehensive Income (Note 1):

Net income	-	-	57,839	-	57,839

Net change in unrealized gain on
securities available for sale, net
of reclassification and tax	-	-	-	133,711	133,711

Total comprehensive income	191,550

Cash dividends ($3.00 per share)	-	-	(114,087)	-	(114,087)

Balance - December 31, 2002	190,145	1,283,071	3,710,309	207,123	5,390,648

Comprehensive Loss (Note 1):

Net loss	-	-	(401,660)	-	(401,660)

Net change in unrealized gain (loss) on
securities available for sale, net
of reclassification and tax	-	-	-	(277,989)	(277,989)

Total comprehensive loss	(679,649)

Cash dividends ($1.50 per share)	-	-	(57,044)	-	(57,044)

Balance - December 31, 2003	$190,145	$1,283,071	$3,251,605	$(70,866)	$4,653,955

See Notes to Consolidated Financial Statements.

99.2-5

West Michigan Financial Corporation and Subsidiary

Consolidated Statement of Cash Flows

	Year Ended December 31

	2003	2002

Cash Flows from Operating Activities
Net income (loss)	$(401,660)	$57,839
Adjustments to reconcile net income (loss) to net cash
from operating activities:
Depreciation	567,490	534,525
Amortization (accretion) on securities	(78,524)	134,572
Loss on sale of premises and equipment	13,374	1,467
Gain on sale of available for sale securities	(108,064)	(95,801)
Proceeds from loans held for sale	72,082,326	47,326,240
Originations of loans held for sale	(63,692,779)	(52,439,212)
Gain on sale of loans	(931,582)	(608,851)
Stock dividend received on restricted stock	(48,300)	-
Provision for loan losses	1,145,000	1,165,000
Deferred income taxes	(192,500)	(170,880)
Decrease in accrued interest receivable
and other assets	(85,785)	(33,998)
Increase (decrease) in accrued interest, taxes and
other liabilities	672,453	(196,283)

Net cash provided by (used in) operating activities	8,941,449	(4,325,382)

Cash Flows from Investing Activities
Proceeds from maturities, prepayments, and calls of securities available for sale	3,623,867	603,250
Proceeds from sale of available for sale securities	5,684,322	17,355,696
Proceeds from maturities of held to maturity securities	-	115,000
Purchase of securities available for sale	(17,812,241)	(20,045,737)
Purchase of other securities	-	(50,000)
Net (increase) decrease in loans	(5,875,829)	4,977,622
Purchase of premises and equipment	(238,301)	(561,860)

Net cash provided by (used in) investing activities	(14,618,182)	2,393,971

Cash Flows from Financing Activities
Net increase in demand deposits, checking accounts
and savings accounts	6,315,252	6,581,396
Net decrease in time deposits	(2,575,323)	(1,832,162)
Net increase (decrease) in federal funds purchased	279,266	(1,800,000)
Advances from FHLB	14,000,000	16,000,000
Repayments to FHLB	(12,000,000)	(19,000,000)
Proceeds from note payable	1,500,000	750,000
Payments on note payable	(1,030,000)	(240,000)
Cash dividends	(57,044)	(114,087)

Net cash provided by financing activities	6,432,151	345,147

Net Increase (Decrease) in Cash and Cash Equivalents	755,418	(1,586,264)

See Notes to Consolidated Financial Statements.

99.2-6

West Michigan Financial Corporation and Subsidiary

Cash and Cash Equivalents - Beginning of year	3,328,960	4,915,224

Cash and Cash Equivalents - End of year	$4,084,378	$3,328,960

Cash Paid (Received) for Interest and Income Taxes
Interest	$2,570,933	$3,298,614

Income taxes	$(10,526)	$333,000

See Notes to Consolidated Financial Statements.

99.2-7

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 1 – Summary of Significant Accounting Policies

Basis of Presentation and Consolidation – The consolidated financial statements include the accounts of West Michigan Financial Corporation (the “Corporation”) and its wholly owned subsidiary, West Michigan Community Bank (the “Bank”).

The Bank owns two subsidiaries, Community Insurance Services (the “Services Corporation”), which offers mutual fund products, securities brokerage services, retirement planning services, insurance products, investment management and advisory services, and West Michigan Mortgage, LLC (the “Mortgage Company”). The Mortgage Company was formed in 2002 and manages the residential loan portfolio, including origination and loan sales to the secondary market. The Services Corporation has a minority interest in a limited liability company formed through the Michigan Bankers Association along with other community financial institutions of Michigan. The limited liability company allows the Corporation to participate in title and other insurance premiums in an agency capacity. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements – The accounting and reporting policies of the Corporation and its subsidiary conform to accounting principles generally accepted in the United States of America. Management is required to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from these estimates and assumptions. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

99.2-8

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Nature of Operations – The Corporation provides a variety of financial products and services through branch offices to the Michigan communities in Kent and Ottawa Counties. It offers a wide variety of deposits products and its primary lending products are residential mortgages and commercial loans.

Significant Group Concentrations of Credit Risk – The Corporation’s activities are with customers located within Michigan. Note 3 discusses the types of securities the Corporation invests in; Note 4 discusses the types of lending that the Corporation engages in. The Corporation does not have any significant concentrations with any one industry or customer.

99.2-9

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 1 – Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents – For purposes of the consolidated statement of cash flows, cash and cash equivalents include cash, balances due from banks, and federal funds sold, all of which mature within ninety days.

Securities – Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of income taxes.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans Held For Sale – Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

Loans – The Corporation grants mortgage, commercial, and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial real estate loans throughout West Michigan. The ability of the Corporation’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

99.2-10

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

99.2-11

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 1 – Summary of Significant Accounting Policies (Continued)

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return for accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses – The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

99.2-12

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

The allowance consists of specific, general and unallocated components. The specific components relate to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

99.2-13

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 1 – Summary of Significant Accounting Policies (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial, commercial real estate and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the liquidated fair value of the collateral if the loan is collateral dependent.

Large groups of homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

Credit-related Financial Instruments – In the ordinary course of business, the Bank has entered into commitments to extend credit, including commercial letters of credit. Such financial instruments are recorded when they are funded.

99.2-14

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Bank Premises and Equipment – Land is carried at cost. Bank premises and equipment are stated at cost, less depreciation computed using straight-line and declining balance methods over the estimated useful lives of the assets.

Income Taxes – Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Stock Compensation Plans – As permitted by SFAS No. 148, the Corporation will continue to apply the provisions of APB Opinion No. 25, “Accounting for Stock-Based Compensation,” for all employee stock opinion grants and has elected to disclose pro forma net income and earnings per share amounts as if the fair-value based method has been applied in measuring compensation costs.

99.2-15

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 1 – Summary of Significant Accounting Policies (Continued)

        The Corporation’s as reported and the pro forma information for the years ended December 31:

	2003	2002

Net Income (loss)
As reported net income (loss) available to
common shareholders	$(401,660)	$57,839
Less: stock-based compensation expense determined

under fair value method, net of tax	-	18,104

Pro forma net income (loss)	$(401,660)	$39,735

Earnings (loss) Per Share
As reported earnings (loss) per share	$(10.56)	$1.52
Pro forma earnings (loss) per share	$(10.56)	$1.04
As reported earnings (loss) per diluted share	$(10.56)	$1.52
Pro forma earnings (loss) per diluted share	$(10.56)	$1.04

Compensation expense in the pro forma disclosures is not indicative of future amounts, as additional grants are generally made each year. No options were granted during 2003. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions for December 31, 2002:

Dividend yield	0.47%
Expected life	10.0 Yrs
Expected volatility	4.74%
Risk-free interest rate	4.00%
Weighted average fair value of options granted
during the year	$46.04

99.2-16

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Earnings (Loss) per Share – Basic earnings (loss) per share represents income available to common stockholders divided by the weighted average number of common shares outstanding during the period.

99.2-17

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 1 – Summary of Significant Accounting Policies (Continued)

Diluted earnings (loss) per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustments to income that would result from the assumed issuance. Potential common shares that may be issued by the Corporation relate solely to outstanding stock options and are determined using the treasury stock method. There were no dilutive stock options as of December 31, 2003 and 2002.

Comprehensive Income (Loss) – Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income (loss) and related tax effects are as follows for the years ended December 31:

	2003	2002

Unrealized holding gains (losses) on
available-for-sale securities	$(313,130)	$298,392
Reclassification adjustment for
gains realized in income	(108,064)	(95,801)

Net unrealized gains (losses)	(421,194)	202,591

Tax effect	143,205	(68,880)

Net-of-tax amount	$(277,989)	$133,711

99.2-18

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 2 – Restrictions on Cash and Amounts Due From Banks

The Bank is required to maintain average balances on hand or with the Federal Reserve Bank. At December 31, 2003 and 2002, these reserve balances amounted to $85,112 and $42,431, respectively.

Note 3 – Securities

The amortized cost and estimated market value of securities available for sale, with gross unrealized gains and losses, are as follows:

	December 31, 2003

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value

Available for sale securities:
U.S. government agencies	$13,708,914	49,385	$219,301	$13,538,998
Municipal bonds	3,398,617	91,945	15,581	3,474,981
Mortgage-backed securities	10,202,205	6,701	20,521	10,188,385

Total	$27,309,736	$148,031	$255,403	$27,202,364

Held to maturity-mortgage backed securities	$31,631	$2,388	$-	$34,019

	December 31, 2002

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value

Available for sale securities:
U.S. government agencies	$9,908,393	$166,649	$-	$10,075,042
Municipal bonds	3,412,667	64,657	5,046	3,472,278
Mortgage-backed securities	5,274,198	87,562	-	5,361,760

Total	$18,595,258	$318,868	$5,046	$18,909,080

Held to maturity-mortgage backed securities	$55,470	$3,515	$-	$58,985

99.2-19

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 3 – Securities (Continued)

Other securities consist of FHLB stock, which is restricted-use and required for membership with the organization. The security is carried at cost, which approximates market value.

The carrying amount of securities pledged as collateral for FHLB advances, excluding FHLB stock, was $23,942,751 and $15,238,061 at December 31, 2003 and 2002, respectively.

The amortized cost and estimated market value of securities available for sale at December 31, 2003, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because of call options for some bond payments or prepayments within mortgage-backed securities.

	Available for Sale		Held To Maturity

	Amortized Cost	Estimated Market Value	Amortized Cost	Estimated Market Value

Due in one year or less	$469,656	$475,053	$-	$-
Due after one year through five years	2,471,114	2,512,972	-	-
Due after five years through ten years	9,367,430	9,243,175	-	-
Due after ten years	4,799,331	4,782,779	-	-

	17,107,531	17,013,979	-	-

Mortgage-backed securities	10,202,205	10,188,385	31,631	34,019

Total	$27,309,736	$27,202,364	$31,631	$34,019

99.2-20

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 4 – Loans

Major categories of loans included in the portfolio are as follows at December 31:

	2003	2002

Commercial loans	$8,271,235	$9,972,098

Mortgage loans on real estate:
Residential 1-4 family	5,763,594	6,830,684
Commercial	56,423,343	45,536,067
Construction	7,622,794	11,239,499
Equity lines of credit	10,243,092	5,300,848

	88,324,058	78,879,196

Consumer lending	7,046,039	11,236,847

Subtotal	95,370,097	90,116,043

Less: Allowance for loan losses	(1,923,508)	(1,400,283)

Total loans, net	$93,446,589	$88,715,760

The carrying amount of loans pledged as collateral for FHLB advances were $17,024,742 and $14,859,026 at December 31, 2003, and 2002, respectively.

99.2-21

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

A summary of the activity in the allowance for loan losses is as follows:

	2003	2002

Balance - Beginning of year	$1,400,283	$958,063

Provision charged to operations	1,145,000	1,165,000

Loans charged off	(734,911)	(745,356)

Recoveries on loans previously charged off	113,136	22,576

Balance - End of year	$1,923,508	$1,400,283

99.2-22

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 4 – Loans (Continued)

        The following is a summary of information pertaining to impaired loans at December 31:

	2003	2002

Impaired loans without a
valuation allowance	$-	$286,090

Impaired loans with a valuation
Allowance	1,444,040	200,000

Total impaired loans	$1,444,040	$486,090

Specific allowance related to impaired
Loans	$945,911	$143,659

Total non-accrual loans	$679,091	$1,573,874

Total loans past-due ninety days or more
and still accruing	$16,387	$156,781

	2003	2002

Average investment in
impaired loans	$1,227,910	$984,118

Interest income recognized
on impaired loans	$30,924	$12,647

Interest income recognized on
a cash basis on impaired loans	$30,924	$12,647

No additional funds are committed to be advanced in connection with impaired loans.

99.2-23

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 5 – Bank Premises and Equipment

Bank premises and equipment consist of the following at December 31:

	2003	2002

Land	$657,213	$657,213
Buildings and improvements	3,795,044	3,785,995
Furniture and equipment	3,326,602	3,257,150

Total cost	7,778,859	7,700,358

Less accumulated depreciation
and amortization	3,368,290	2,947,226

Net carrying amount	$4,410,569	$4,753,132

In August of 2002, the Bank signed a five year lease agreement to open an additional branch in Holland, Michigan. Pursuant to the terms of the lease agreement, future minimum rent commitments are as follows:

2004		$63,860
2005		65,776
2006		67,749
2007		69,782

	Total	$267,167

The lease contains three options to renew the agreement in five year increments. The cost of such rentals is not included above. Total rent expense amounted to approximately $62,000 and $26,000 for the years ended December 31, 2003 and 2002, respectively.

99.2-24

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 6 – Deposits

The following is a summary of the interest-bearing deposits at December 31:

	2003	2002

Checking accounts	$17,752,849	$13,100,599
Money market	26,936,276	24,181,179
Savings	9,527,430	9,228,483
Time:
$100,000 and over	4,839,446	4,162,042
Under $100,000	25,123,805	28,376,532

Total interest-bearing
deposits	$84,179,806	$79,048,835

The remaining maturities of time deposits outstanding at December 31, 2003 are as follows:

	$100,000 and Over	Under $100,000

2004	$1,902,299	$10,358,243
2005	1,765,560	10,252,223
2006	1,171,587	2,883,281
2007	-	1,602,981
2008	-	27,077
Thereafter	-	-

Total	$4,839,446	$25,123,805

99.2-25

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 7 – FHLB Advances Payable

Advances from the FHLB are secured by the Bank’s unencumbered qualifying securities and mortgage loans (see Notes 3 and 4). These assets have been pledged to the FHLB under both blanket and specific collateral provisions of an “Advance, Pledge, and Security Agreement” dated April 10, 1996.

The maturity schedule advances at December 31, 2003 are as follows:

	Fixed Rate

	Amount	Rate

2004	$13,000,000	1.27 - 5.53%
2005	2,000,000	2.23 - 3.28%
2006	3,000,000	3.77 - 4.73%
2007	3,000,000	3.21 - 3.75%
2008	-	-
Thereafter	2,000,000	4.22%

Total	$23,000,000

At December 31, 2003 and 2002, the weighted average interest rates on fixed-rate, long-term debt was 2.98 percent and 4.44 percent, respectively.

99.2-26

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 8 – Notes Payable

Notes payable consists of the following at December 31:

	2003	2002

Note payable to a bank with variable interest rates at .75 percent under prime (effective interest rates of 3.25 and 3.50 percent at December 31, 2003 and 2002, respectively), collateralized by 100 percent of the common stock in West Michigan Community Bank. The Corporation is required to pay quarterly installments plus interest	$3,280,000	$3,560,000
Note payable to a bank with variable interest rates at .75 percent under prime and a floor of 4.00 percent (effective interest rates of 4.00 percent at December 31, 2002), collateralized by 100 percent of the common stock in West Michigan Community Bank	-	750,000

Privately placed debentures ("the debentures") to executive officers of the Corporation and existing shareholders. The first issuance of debentures, totaling $250,000, were issued on February 10, 2003 and carry a fixed interest rate of 10 percent. The second issuance, totaling $1,250,000 were issued February 18, 2003 and carry the same interest rate. Interest on the debentures is payable quarterly on or not later than January 1, April 1, July 1, and October 1 of each year. These debentures are unsecured and mature ten years from the date of issuance and may be repaid at any time subject to prior written consent of the holders of senior indebtedness	1,500,000	-

Total notes payable	$4,780,000	$4,310,000

99.2-27

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 8 – Notes Payable (Continued)

        The maturity schedule as of December 31, 2003 is as follows:

2004	$320,000
2005	380,000
2006	420,000
2007	460,000
2008	500,000
Thereafter	2,700,000

Total	$4,780,000

Note 9 – Income Taxes

The provision for income taxes reflected in the consolidated statement of operations consists of the following:

	2003	2002

Current tax expense	$3,681	$196,867
Deferred tax benefit	(192,500)	(170,880)

Total income tax expense (benefit)	$(188,819)	$25,987

The differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

	2003	2002

Income tax (benefit) at statutory rates	$(200,763)	$28,501

Nontaxable municipal interest income	(46,180)	(25,396)
Effect of nondeductible expenses,
graduated tax rates, and other	58,124	22,882

Reported tax expense (benefit)	$(188,819)	$25,987

99.2-28

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 9 – Income Taxes (Continued)

Deferred tax assets and liabilities are as follows:

	2003	2002

Deferred tax assets:
Allowance for loan losses	$524,500	$386,000
Non-accrual interest	70,000	61,000
Deferred compensation	112,000	102,000
Unrealized losses on securities available for sale	37,000	-
Other	29,000	28,000

Total deferred tax assets	772,500	577,000

Deferred tax liabilities:
Fixed assets	(194,000)	(216,000)
Unrealized gains on securities available for sale	-	(107,000)
Other	(2,000)	(14,000)

Total deferred tax liabilities	(196,000)	(337,000)

Net deferred tax asset	$576,500	$240,000

Note 10 – Employee Benefit Plans

Retirement Plan – The Corporation has a defined contribution retirement plan that covers all employees with more than six months and 1,000 hours of service annually. Contributions by the Corporation to the plan are discretionary and totaled $38,446 for 2003 and $39,108 for 2002.

99.2-29

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Deferred Compensation – The Corporation sponsors deferred compensation agreements for certain employees and officers. The cost of the agreements was approximately $30,000 and $70,000 in 2003 and 2002, respectively and is included in compensation expense. The accrued liability for these agreements was $329,926 and $299,627 as of December 31, 2003 and 2002, respectively. The accrued liability is included in other liabilities on the accompanying balance sheets. The Corporation has purchased life insurance policies on the participating employees and officers, the cash surrender values of which are included in other assets.

99.2-30

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 11 – Related Parties

In the ordinary course of business, the Bank has granted loans to principal officers and directors and their affiliates of approximately $610,000 and $1,663,000 as of December 31, 2003 and 2002, respectively.

At December 31, 2003, the Corporation had commitments to advance an additional $1,170,000 to these related parties under line-of-credit and similar arrangements.

Note 12 – Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Corporation’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments:

99.2-31

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Cash and cash equivalents – The carrying amounts of cash and short-term instruments approximate fair values.

Securities – Fair values for securities, excluding restricted use stocks, are based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Mortgage loans held for sale – Fair values of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices.

Accrued interest – The carrying amounts of accrued interest approximate fair value.

99.2-32

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 12 – Financial Instruments (Continued)

Loans receivable – For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities – The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Funds Purchased – The carrying amounts of federal funds purchased approximate their fair values.

99.2-33

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Notes payable and FHLB advances payable – The fair values of the Corporation’s long-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

The Corporation has disclosed the following fair values of its financial instruments in accordance with Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments”:

99.2-34

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 12 – Financial Instruments (Continued)

	Carrying Amount	Estimated Fair Value

December 31, 2003
Assets:
Cash and cash equivalents	$4,084,378	$4,084,378
Securities available for sale	27,202,364	27,202,364
Securities held to maturity	31,631	34,019
Other securities	1,301,550	1,301,550
Loans held for sale	859,520	872,843
Net loans and accrued interest receivable	94,071,451	94,414,061

Liabilities:
Deposits and accrued interest payable	97,096,734	97,211,534
Fed funds purchased	2,379,266	2,379,266
Notes payable	4,780,000	4,780,000
FHLB advances payable	23,000,000	23,942,168

December 31, 2002
Assets:
Cash and cash equivalents	$3,328,960	$3,328,960
Securities available for sale	18,909,080	18,909,080
Securities held to maturity	55,470	58,985
Other securities	1,253,250	1,253,250
Loans held for sale	8,317,485	8,429,771
Net loans and accrued interest receivable	89,375,724	91,254,064

Liabilities:
Deposits and accrued interest payable	93,343,221	92,781,010
Fed funds purchased	2,100,000	2,100,000
Notes payable	4,310,000	4,310,000
FHLB advances payable	21,000,000	21,618,111

99.2-35

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 12 – Financial Instruments (Continued)

Off-Balance-Sheet Risk – The Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and financial guarantees. These instruments involve, to varying degrees, elements of credit and interest rate risk that are not recognized in the balance sheet.

Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee. Fees from issuing these commitments to extend credit are recognized over the period to maturity. Since a portion of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Corporation evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management’s credit evaluation of the customer.

Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and financial guarantees written is represented by the contractual notional amount of those items. The Corporation generally requires collateral to support such financial instruments in excess of the contractual notional amount of those instruments.

99.2-36

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

At December 31, 2003, and 2002, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount

	2003	2002

Commitments to grant loans	$19,717,000	$12,669,000
Unfunded commitments under lines of credit	6,731,000	5,381,000
Letters of credit	153,000	481,000

99.2-37

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 13 – Restrictions on Dividends, Advances, and Loans

Banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Corporation. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank. However, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum standards. At December 31, 2003, the Bank’s primary regulator has required the Bank to obtain regulatory approval for any dividends other than dividends to the Corporation for payment on debt service or director fees.

Loans or advances made by the Bank to the Corporation are generally limited to 10 percent of the Bank’s capital stock and surplus. Accordingly, at December 31, 2003, Bank funds available for loans or advances to the Corporation amounted to $720,000.

Note 14 – Stock-Based Compensation

The Corporation has stock option plans under which options may be granted to certain officers, employees and directors at not less than the market price of the Corporation’s stock on the date of the grant. The plan was established in 2000 and authorized up to 1,000 options. The options are immediately vested when granted. Options expire within ten years of the date of the grant, subject to certain cancellation provisions related to employment.

99.2-38

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

        The following tables summarize information about stock option transactions:

	2003		2002

	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

Outstanding, beginning of period	879	$172.59	546	$162.74
Granted	-	-	386	182.90
Exercised	-	-	-	-
Terminated	-	-	(53)	(162.74)

Options outstanding at end of year	879		879

Outstanding, end of period	879	$172.59	879	$182.90

Exercisable, end of period	879	$172.59	879	$172.59

99.2-39

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 15 – Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts, and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2003, and 2002, that the Bank met all capital adequacy requirements to which it is subject.

The most recent notification from the Federal Deposit Insurance Corporation as of December 31, 2003, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. As of December 31, 2003, management believes that the Bank is categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risked-based and Tier 1 leverage ratios as set forth in the following tables. The Bank’s actual capital amounts and ratios as of December 31, 2003 and 2002 are also presented in the table.

99.2-40

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 15 – Regulatory Matters (Continued)

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions

	Amounts	Ratio	Amounts	Ratio	Amounts	Ratio

	($ 000's omitted)
As of December 31, 2003:

Total Capital
(to Risk Weighted Assets)	$10,550	10.20%	$8,275	8.0%	$10,343	10.0%
Tier I Capital
(to Risk Weighted Assets)	$9,249	8.90%	$4,157	4.0%	$6,235	6.0%
Tier I Capital
(to Average Assets)	$9,249	7.40%	$4,999	4.0%	$6,249	5.0%

As of December 31, 2002:

Total Capital
(to Risk Weighted Assets)	$10,508	10.5%	$8,006	8.0%	$10,008	10.0%
Tier I Capital
(to Risk Weighted Assets)	$9,253	9.2%	$4,023	4.0%	$6,035	6.0%
Tier I Capital
(to Average Assets)	$9,253	7.5%	$4,935	4.0%	$6,169	5.0%

In addition to the minimum capital amounts and ratios outlined by the regulatory framework for prompt corrective action, the Bank has been required by the Office of Financial and Insurance Services (OFIS) and the Federal Deposit Insurance Corporation (FDIC) (collectively “the regulators”) to maintain a Tier I Capital to average assets ratio of 7.00%. As of December 31, 2003, the Bank is in compliance with all capital requirements.

99.2-41

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Note 16 – Plan of Merger

On October 14, 2003, the Corporation signed an Agreement and Plan of Merger with Fentura Financial, Inc. The Plan calls for the conversion of all outstanding common stock of the Corporation to cash in the amount of $336.00 per share.

Certain financial requirements were outlined in the agreement, including a minimum net worth requirement to be maintained through the closing date. As of the closing date, the Corporation must have a minimum calculation of net book value of $5,200,000 exclusive of certain allowable adjustments as outlined in the Plan. As of December 31, 2003, the Corporation has not reached the adjusted net book value. Management expects to reach adjusted net book value requirement by the closing date. The schedule of the adjusted net book value for the year ended December 31, 2003 is as follows:

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total

Balance - December 31, 2003	$190,145	$1,283,071	$3,251,605	$(70,866)	$4,653,955

Adjustment to the allowance for loan losses, net of tax					379,500
Adjustment for costs expensed in accordance with the Plan of Merger, net of tax					68,220
Realized gains on the sale of securities recorded after October 1, 2003, net of tax					-
Unrealized losses on available for sale securities, net of tax					70,866

Total adjusted book value as of December 31, 2003					$5,172,541

Required book value (per section 6.3 (i) of Plan of Merger)					$5,200,000
Excess (Deficiency)					$(27,459)

99.2-42

West Michigan Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

The Corporation has certain severance agreements which call for payments to certain officers and senior management of the Corporation upon termination resulting from a change in control. Liabilities related to these agreements have not been included in the Consolidated Balance Sheet at December 31, 2003.

99.2-43

EXHIBIT 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

        The following unaudited pro forma condensed combined balance sheet as of December 31, 2003, and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2003, give effect to the Merger. This pro forma financial information is based on the historical consolidated financial statements of Fentura Financial, Inc. (“Fentura”) and West Michigan Financial Corporation (“WMFC”) and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet assumes the Merger was consummated on December 31, 2003. The unaudited pro forma condensed combined statement of income give effect to the Merger as if the Merger occurred at the beginning of 2003.

        The unaudited pro forma condensed combined financial statements do not reflect restructuring and other Merger related expenses expected to be incurred by Fentura and WMFC, or the anticipated cost savings. As a result, the pro forma combined financial condition and results of operations of Fentura as of and after the Effective Time of the Merger may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or of the results that may be attained in the future.

99.3-1

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2003
(Dollars in Thousands)

	Fentura Historical	WMFC Historical	Pro Forma Adjustments	Pro Forma Combined

ASSETS
Cash and due from banks	$16,509	$4,084	$(12,607)	$7,986
Federal funds sold	3,650	0	0	3,650

Total cash and cash equivalents	20,159	4,084	(12,607)	11,636

Securities available for sale, at fair value	113,833	27,202	143	141,178

Securities held to maturity (fair value 2003 - $12,553)	12,169	32	0	12,201

Loans held for sale	1,095	860	0	1,955
Loans, net of allowance of 2003 - $5,338,	249,831	93,447	105	343,383
Bank premises and equipment	9,606	4,411	(624)	13,393
Accrued interest receivable	1,884	1,122	0	3,006
Bank owned life insurance	6,458	0	0	6,458
Federal Home Loan Bank stock	854	1,301	0	2,155
Goodwill	0	0	6,750	6,750
Other Intangible Assets	0	0	3,202	3,202
Other assets	4,077	576	0	4,653

	$419,966	$133,035	$(3,324)	$549,677

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing deposits	$58,708	$12,817	$0	$71,525
Interest-bearing deposits	289,817	84,180	444	374,441

Total deposits	348,525	96,997	444	445,966

Short-term borrowings	3,449	7,159	(1,000)	9,608
Federal Home Loan Bank Advances	1,108	23,000	433	24,541
Repurchase Agreements	12,500	0	0	12,500
Subordinated debentures	12,000	0	0	12,000
Accrued taxes, interest and other liabilities	1,502	1,225	1,524	4,251

Total liabilities	379,084	128,381	1,401	508,866

Stockholders' equity
Common stock - $0 par value, shares issued
1,880,485 - 2003	32,769	1,473	(1,473)	32,769
Retained earnings	8,238	3,252	(3,252)	8,238
Accumulated other comprehensive income	(125)	(71)	0	(196)

	40,882	4,654	(4,725)	40,811

	$419,966	$133,035	$(3,324)	$549,677

        See notes to unaudited pro forma condensed combined financial statements.

99.3-2

Unaudited Pro Forma Condensed Combined Statement of Income
Year Ended December 31, 2003
(Dollars in Thousands, Except Per Share Amounts)

	Fentura Historical	WMFC Historical	Pro Forma Adjustments	Pro Forma Combined

Interest income
Loans, including fees	$15,669	$6,027	$0	$21,696
Securities:
Taxable	1,943	704	0	2,647
Tax-exempt	665	136	0	801
Short-term investments	161	28	0	189

Total interest income	18,438	6,895	0	25,333

Interest expense
Deposits	5,318	1,621	0	6,939
Short-term borrowings	9	6	0	15
Other Borrowings	274	957	0	1,231

Total interest expense	5,601	2,584	0	8,185

Net interest income	12,837	4,311	0	17,148

Provision for loan losses	1,319	1,145	0	2,464

Net interest income after provision for loan losses	11,518	3,166	0	14,684

Noninterest income
Service charges on deposit accounts	3,609	253	0	3,862
Gain on sale of mortgage loans	1,258	932	0	2,190
Trust income	507	0	0	507
Gain on sale of securities	31	108	0	139
Gain on sale of fixed assets	201	0	0	201
Other income and fees	1,260	580	0	1,840

Total noninterest income	6,866	1,873	0	8,739

Noninterest expense
Salaries and employee benefits	6,981	3,347	0	10,328
Occupancy	1,116	956	0	2,072
Furniture and equipment	1,533	0	0	1,533
Office supplies	300	0	0	300
Loan and collection	280	0	0	280
Advertising and promotional	373	0	0	373
Other professional services	1,171	0	0	1,171
Other general and administrative	1,522	1,326	0	2,848

Total noninterest expense	13,276	5,629	0	18,905

99.3-3

	Fentura Historical	WMFC Historical	Pro Forma Adjustments	Pro Forma Combined

Net income before taxes	5,108	(590)	0	4,518

Federal income taxes	1,320	(189)	0	1,131

Net income	$3,788	($401)	$0	$3,387

Per share:
Earnings - basic	$2.01	$(10.56)	$0.00	$1.80
Earnings - diluted	$2.01	$(10.56)	$0.00	$1.79

        See notes to unaudited pro forma condensed combined financial statements.

99.3-4

Notes to Unaudited Pro Forma Condensed Combined Balance
Sheets and Statements of Income

NOTE 1

Each share of WMFC common stock that is issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and converted, by virtue of the Merger and without any further action, into the right to receive $336 per share in cash.

NOTE 2

Since the final determination of adjustments to assets and liabilities will be made based on the fair values as of the Effective Time of the Merger and after evaluations of the values are complete, the final amounts may differ from the estimates provided herein.

NOTE 3

The calculation of goodwill is as follows:

Goodwill Calculation

Purchase Price	12,923
WMFC Equity	(4,703)
Identified intangibles	(3,202)
Purchase accounting adjustments
Loans	105
Deposits	444
Investments	(150)
Fixed assets	(671)
Debt	433
Deal costs	300
Other liabilities	467
Leases	47
Deferred taxes	757

Goodwill	6,750

99.3-5

NOTE 4

A reconciliation of the numerators and denominators of pro forma basic and diluted earnings per share for the year ended December 31, 2003 are as follows:

2003

Basic
Net Income	$3,387,000

Weighted average common shares outstanding	1,883,201

Basic earnings per common share	$1.80

Diluted
Net Income	$3,387,000

Weighted average common shares outstanding
per basic earnings per common share	1,883,201
Add: Dilutive effects of assumed exercises of
stock options	5,231

Average shares & dilutive potential common shares	1,888,432

Diluted earnings per common share	$1.79

NOTE 5

Income tax expense on pro forma adjustments is reflected using a 34% tax rate.

99.3-6